PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                Black & Co 401k TR FBO Ronald Sauer

         Number of Shares:                   10,000

         Price:                              5,000 @ $3.5625 &5,000 @ $3.50

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $ .03




          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 8TH, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                American Industries, Inc.

         Number of Shares:                   10,000

         Price:                              $ 3.25

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $ .1875


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 8, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                   American Industries, Inc.

         Number of Shares:                      8,000

         Price:                                 $ 3.25

         Participating Broker-Dealer:           Black & Co.

         Commission or Compensation:            $ .09


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 15, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                American Industries, Inc.

         Number of Shares:                   10,000

         Price:                              $ 3.25

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $ .1250


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 16, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                American Industries, Inc.

         Number of Shares:                   2,000

         Price:                              $ 3.06

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:        $ .1800


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 17, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                American Industries, Inc.

         Number of Shares:                   9,000

         Price:                              $ 3.125

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $ 1937.50


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 21, 1997.






                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK


         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:                American Industries, Inc.

         Number of Shares:                   11,000

         Price:                              $ 3.125

         Participating Broker-Dealer:        Black & Co.

         Commission or Compensation:         $ .1250


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 22, 1997.